EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Rudy E. Schupp

Chief Executive Officer

(561) 616-3029

John Marino

President and Chief Financial Officer

(561) 616-3046

1st United Bancorp, Inc. Announces Special Dividend

BOCA RATON, FLA.— December 23, 2013—1st United Bancorp, Inc. (“1st United”) (Nasdaq: FUBC), the holding company for 1st United Bank, a Florida chartered commercial bank, announced today that its board of directors has declared a special cash dividend on 1st United common stock of $0.10 per share, payable January 20, 2014, to shareholders of record as of the close of business on January 6, 2014.

Rudy Schupp, Chief Executive Officer of 1st United, commented: “In keeping with our continued commitment to create value for our shareholders, we are pleased to be able to provide a return through this special dividend.”

About 1st United Bancorp, Inc.

1st United is a financial holding company headquartered in Boca Raton, Florida. 1st United’s principal subsidiary, 1st United Bank, is a Florida chartered commercial bank, which operates 22 branches in South and Central Florida, including Brevard, Broward, Hillsborough, Indian River, Miami-Dade, Orange, Palm Beach and Pinellas Counties. 1st United’s principal executive office and mailing address is One North Federal Highway, Boca Raton, FL 33432 and its telephone number is (561) 362-3435. 1st United’s stock is listed on the Nasdaq Global Select Market under the symbol “FUBC”.